Exhibit 4.3(b)

SPECIMEN WARRANTS CERTIFICATE

NUMBER ___W	WARRANT

OCEANLIGHT ACQUISITION CORPORATION

INCORPORATED UNDER THE LAWS OF THE CAYMAN ISLANDS
WARRANT

SEE REVERSE FOR

CERTAIN DEFINITIONS

CUSIP [G8280M 116]

THIS CERTIFIES THAT, for value received

_____________ is the registered holder of a warrant or warrants (the “Warrant” or “Warrants,” respectively), each whole Warrant entitling the holder thereof to purchase one ordinary share, par value $0.0001 per share (“Ordinary Shares”), of OCEANLIGHT ACQUISITION CORPORATION (the “Company”), at an exercise price of $11.50 per whole Ordinary Share, subject to adjustment as described in the warrant agreement (the “Warrant Agreement”), including in connection with certain issuances of ordinary shares or equity-linked securities below $9.20 per share in connection with the closing of the Company’s initial business combination, between the Company and Continental Stock Transfer & Trust Company (the “Warrant Agent”). The Warrants will become exercisable on the later of 30 days after the completion of the Company’s initial business combination and 12 months from the closing of the Company’s initial public offering, and will expire five years after the completion of the Company’s initial business combination or earlier upon liquidation, in each case as described in the Prospectus and the Warrant Agreement. In no event will the Company be required to net cash settle any Warrant.

Upon liquidation of the Company in the event an initial business combination is not consummated during the required period as identified in the Company’s Amended and Restated Memorandum and Articles of Association, as the same may be amended from time to time, the Warrant(s) shall expire and be worthless. The holder of a Warrant or Warrants shall have no right or interest of any kind in the Company’s trust account, as defined in the Prospectus.

Upon due presentment for registration of transfer of the Warrant Certificate at the office or agency of the Warrant Agent, a new Warrant Certificate or Warrant Certificates of like tenor and evidencing in the aggregate a like number of Warrants shall be issued to the transferee in exchange for this Warrant Certificate, without charge except for any applicable tax or other governmental charge.

The Company and the Warrant Agent may deem and treat the registered holder as the absolute owner of this Warrant Certificate, notwithstanding any notation of ownership or other writing hereon made by anyone, for the purpose of any exercise hereof, of any distribution to the registered holder, and for all other purposes, and neither the Company nor the Warrant Agent shall be affected by any notice to the contrary.

Holders of a Warrant or Warrants are not entitled to any of the rights of a shareholder of the Company.

Dated:

Secretary	[Corporate Seal] 2026	Chairman of the Board

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	—	as tenants in common	UNIF GIFT MIN ACT	—		Custodian
					(Cust)		(Minor)
TEN ENT	—	as tenants by the entireties
under Uniform Gifts to Minors Act
JT TEN	—	as joint tenants with right of survivorship and not as tenants in common
(State)

Additional abbreviations may also be used though not in the above list.

OCEANLIGHT ACQUISITION CORPORATION

The Company will furnish without charge to each shareholder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of shares or series thereof of the Company and the qualifications, limitations, or restrictions of such preferences and/or rights. This certificate and the rights represented thereby are issued and shall be held subject to all the provisions of the Warrants Agreement, and all amendments thereto, to all of which the holder of this certificate by acceptance hereof assents.

For value received, _____________________________ hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE)

Rights represented by the within Certificate, and do hereby irrevocably constitute and appoint

Attorney to transfer the said Warrants on the books of the within named Company with full power of substitution in the premises.

Dated:

	Notice:	The signature to this assignment must correspond with the name as written upon the face of the certificate in every particular, without alteration or enlargement or any change whatever.

Signature(s) Guaranteed:

THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM, PURSUANT TO S.E.C. RULE 17Ad-15 (OR ANY SUCCESSOR RULE).